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                                                                     Exhibit 99w

[FORRESTER LOGO]

April 16, 1999

Beverly A. Wykoff
Legal Department
Zenith Electronics Corporation
1000 Milwaukee Avenue
Glenview, IL 60025

To Whom It May Concern:

Pursuant to our contract, Forrester Research, Inc. ("Forrester") consents to the inclusion of our name and to the description of Forrester in the Form S-4 currently being revised and filed by the Zenith Electronics Corporation ("Zenith").

Forrester does not consent to be an expert in the Form S-4 or as having prepared or certified any part of the Form S-4.


Very truly yours,


/s/ Timothy J. Moynihan, Esq.
-----------------------------
Timothy J. Moynihan, Esq.
Corporate Counsel


                                                   Forrester Research, Inc.
                                                   1033 Massachusetts Avenue
                                                   Cambridge, MA 02138
                                                   Tel: 617/497-7090
                                                   Fax: 617/868-0577
                                                   www.forrester.com